Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Approved for Listing on NASDAQ Capital Market Under New Symbol “IONM”

DENVER, September 24, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH; OTCQB: ARHHD*), a provider of intraoperative neuromonitoring services (“IONM”), announced that its shares of common stock were approved for listing on the NASDAQ Capital Market (“NASDAQ”). Trading on NASDAQ is scheduled to commence on September 29, 2021, under the ticker symbol “IONM.”

The Company’s common stock will continue to trade on the OTCQB® Venture Market, operated by OTC Markets Group, until trading commences on NASDAQ. The Company will also retain its listing on the TSX Venture Exchange under the ticker symbol “IOM.”

John A. Farlinger, Assure’s executive chairman and CEO, said, “Our listing on NASDAQ represents a significant milestone for Assure.  We believe that a NASDAQ listing increases Assure’s visibility in the industry. In addition, the listing is expected to provide increased liquidity to our investors, improve our access to capital and enhance the value of our common stock for future M&A transactions.”

Farlinger continued, “This is an exciting time for Assure. While continuing to deliver exceptional clinical care, we have made progress expanding our operational and geographic platform, increasing our procedure volume and developing robust systems to manage our revenue and collection cycle.”

* The Company’s OTCQB trading symbol was designated with a “D” (ARHHD) for 20 trading days to indicate a reverse stock split effected on September 8, 2021.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the Company’s execution of its key corporate objectives; the Company’s scheduled listing date on the NASDAQ Capital Market; the benefits of listing of Assure’s common stock on NASDAQ Capital Market; the increased visibility and awareness created by a listing on a national exchange; the potential increase in liquidity; the improved profile for future M&A transactions and other estimates and anticipated results. Forward-looking statements may generally be identified by the use of the words “scheduled”, “believes”, "increase," "expects," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations, beliefs and projections of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19, rising COVID-19 cases, restrictions on elective surgeries due to hospital capacity and staff shortages, government mandates due to COVID-19 and other adverse consequences arising out of the pandemic; the Company’s ability to successfully expand or implement its acquisition strategies; the Company’s management of revenue and collection cycles; ability to collect past due accounts receivable; the Company may not be able to execute on this key corporate objectives; uncertainties related to market conditions; the impact of legislative changes, healthcare reform, economic activity in general could have on the Company’s operations and financial results of operations; transactions contemplated by the Company in connection with its capital markets transactions, expansion or growth opportunities; and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission and available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com